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                                                                    Exhibit 8(o)

                                                                  EXECUTION COPY

                          FUND PARTICIPATION AGREEMENT

      THIS AGREEMENT (this "Agreement") is effective as of this 19th day of October, 2017 by and among COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts corporation (the "Company"), acting herein for and on behalf of the Company and on behalf of each separate account set forth on attached SCHEDULE A, as the same may be amended from time to time (the "Separate Accounts"); FORETHOUGHT VARIABLE INSURANCE TRUST (the "Trust") acting herein for itself and on behalf of each series set forth on attached SCHEDULE B, as may be amended from time to time (the "Series"); NORTHERN LIGHTS DISTRIBUTORS, LLC, a Nebraska limited liability company (the "Distributor"); and GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC (the "Adviser").

                                  WITNESSETH:

      WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

      WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the Financial Industry Regulatory Authority ("FINRA") and serves as principal underwriter of the shares of the Trust; and

      WHEREAS, the Trust intends to make available shares of its Series and any applicable class thereof as set forth in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time; and

      WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and

      WHEREAS, each series of the Trust offers three share classes known as Class I, Class II, and Class III and the Trust, on behalf of Class II and Class III, has adopted a Rule 12b-1 plan under the 1940 Act pursuant to which Class II and Class III each pay a distribution fee;

      WHEREAS, the Company is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), unless exempt from such registration, to be issued by the Company for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

                                   ARTICLE I
                                 SERIES SHARES

1.1 The Trust and the Distributor agree to make shares of the Series available for purchase by the Company on behalf of the Separate Accounts on each Business Day (as hereafter defined). The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust, or its designee, of such order as of the close of business on each Business Day, or to the extent appropriate, as provided in SCHEDULE D attached hereto.

      A. For purposes of this Agreement, the Company shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Company constitutes receipt by the Trust, provided that the Trust receives notice of such orders by 9:30 a.m. (Eastern time) on the next following Business Day.

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      B.   For purposes of this Agreement, "Business Day" shall mean any day on which and for so long as the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC") or as set forth in the Series' prospectus.

1.2 The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3 The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.

1.4 The Trust and the Distributor agree to redeem for cash, at the Company's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.

      A. For the purposes of this Agreement, the Company shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by the Company constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.

1.5 Except as otherwise provided herein, the Company agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

      A. The Company will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchased or redeemed.

      B. In the event of net purchases, the Company will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.

      C. In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.

1.6 Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to the Company the CUSIP number assigned to each Series as may be amended from time to time.

1.7 The Trust shall notify the Company in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). The Company elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify the Company of the number of shares issued as payment of dividends and distributions. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.8 The Trust shall provide, in a form acceptable to the Company, the net asset value per share of each Series to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available

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by 6:00 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in Schedule D.

      A. If the Trust provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

      B. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly by the Trust to the Company upon discovery.

           1. The Trust or Adviser shall indemnify and hold harmless the Company against any amount the Company is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate.

           2. Should a material miscalculation by the Trust or its agents result in a gain to the Company, subject to the immediately following sentence, the Company shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain for Contract owners, the Company will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. The Company shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; provided, however, the Company shall not be obligated to initiate or otherwise pursue any legal action against Contract owners for any such reimbursements.

           3. The Trust shall reimburse the Company for any and all costs and expenses that result from the Trust providing a materially incorrect share net asset value per share, dividend or capital gain, including any administrative costs incurred by the Company in resolving the error. The Company shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.

      C. The Trust shall also provide any additional information relating to each Series, including the non-fair market net asset value, in the time and manner reasonably requested by the Company.

1.9 The Company agrees to use its best efforts to provide information to the Trust solely for the purpose of facilitating its compliance with Rule 22c-2 in accordance with the Rule 22c-2 Shareholder Information Agreement between the Company and the Trust, among others, a form of which agreement is attached hereto as SCHEDULE E. Nothing herein, nor any action by the Company, shall be construed as, or infer that the Company has undertaken any duty or obligation, whether express or implied, at law or in equity, to detect abusive trading activities pursuant to the Fund Policies.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

2.1   The Company represents and warrants that:

      A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

      B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

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      C.   The Company is an insurance company duly organized and in good standing under applicable law with all requisite corporate power and authority to perform its obligations under this Agreement.

      D. The Company has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Indiana Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

2.2   The Trust represents and warrants that:

      A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

      B. Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

      C. Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

      D. The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

      E. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.

2.3   The Trust and the Adviser represent and warrant that:

      A. The Trust is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and complies with Section 817(h) of the Code and regulations there under. The Trust and Adviser will make every effort to maintain such qualification and that both will notify the Company immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future.

      B. The Trust is duly organized and validly existing under the laws of the state of its organization.

      C. The Trust does and will comply in all material respects with the 1940 Act.

2.4 The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in material compliance with all applicable laws and regulations.

                                  ARTICLE III
       PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1 The Trust shall provide the Company with as many printed copies of the current prospectus(es), statement of additional information, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as the Company may reasonably request. If requested by the Company, the Trust shall provide such documents in the form of typeset electronic document files or other such electronic means and such other assistance as is reasonably necessary in order for the Company to have any of the prospectus(es), statement of additional information, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing. Such documents may be printed in combination

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with such documents of other fund companies' and/or such documents for the
Contracts and/or may be delivered electronically. The decision of whether to distribute summary prospectuses or statutory prospectuses for a Series is at the discretion of the Company.

Expenses associated with providing, printing, processing and distributing such documents shall be allocated in accordance with Schedule C attached hereto.

3.2 The Trust or its designee will provide the Company 90 days' notice of any change for a Series, including but not limited to, (a) fund objective changes,
(b) anticipated fund mergers/substitutions, (c) no-action or exemptive requests from the SEC, (d) fund name changes, (e) fund adviser or sub-adviser changes; and/or (f) conditions or undertakings that affect the Company's rights or obligations hereunder. If the Trust does not provide the Company with 90 days' notice the Company will use its best efforts to make the change at the date requested by the Trust. The Trust will reimburse the Company for all reasonable expenses for facilitating the changes and for notifying Contract owners of such changes, including any additional expenses incurred by the Company as a result of the Trust failing to provide the Company with the required notice. Notwithstanding anything to the contrary, the Adviser will provide all registration statement supplements to the Company in hand no later than the date of filing such document with the Securities and Exchange Commission or thirty
(30) days before the effective date thereof, whichever first occurs; time being of the essence. The Trust will provide the Company with updated shareholder reports no later than 30 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of Trust supplements to coordinate with other Company variable product supplements and to levy a surcharge for its administrative costs and expenses incurred in connection with circulating supplements that do not coincide with scheduled variable product prospectus updates.

3.3 The Trust will provide the Company with copies of its proxy solicitations applicable to the Series. To the extent required by law, the Company will assist the Trust with distributing proxy materials applicable to the Series to eligible Contract owners, and seeking voting instructions from eligible Contract owners. The Company will vote the Series shares in accordance with instructions received from Contract owners and if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

      A. To the extent permitted by applicable law, the Company reserves the right to vote Series shares held in any Separate Account in its own right.

      B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.4 The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.

                                   ARTICLE IV
                         SALES MATERIAL AND INFORMATION

4.1 The Company shall furnish, or shall cause to be furnished, to the Distributor prior to use, each piece of sales literature or advertising prepared by the Company in which the Trust, the Adviser or the Distributor is referenced. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor objects to its use or the Distributor has not approved the sales literature or advertising. For purposes of this Agreement, the phrase "sales literature or advertising" includes, but is not limited to, advertisements (such as material published, or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone, Internet, or tape recording, videotape display, signs, video streams, computerized media, websites or other public media), sales literature or other promotional material (i.e., any written communication distributed or made generally available to key firms, customers or the public, including, without limitation, brochures, circulars, pitch books, information provided on a website, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other

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advertisement, sales literature or other promotional material), educational or training materials or other communications distributed or made generally available to some or all agents, wholesalers or employees.

4.2 The Company will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.

4.3 The Trust shall furnish, or shall cause to be furnished, to the Company prior to use, each piece of sales literature or advertising prepared by the Trust in which the Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if the Company reasonably objects to its use within ten (10) Business Days following receipt by the Company.

4.4 Neither the Trust nor the Distributor nor the Adviser will, without the permission of the Company, make any representations or statements on behalf of the Company, the Contracts, or the Separate Accounts or concerning the Company, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by the Company.

4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.

4.6 The Company will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

4.7 The Company is hereby granted a non-exclusive, royalty-free, worldwide license to use, print, broadcast and otherwise display in any print or electronic medium the Trust's, Distributor's and Advisor's service marks, trade names and logos solely with respect to such sales literature or advertising created and published by the Company with respect to the Contracts.

                                   ARTICLE V
                                DIVERSIFICATION

5.1 The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817(h) of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify the Company immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation Section1.817-5. If a Series fails to achieve compliance with Section 817(h) within the grace period the Trust will reimburse the Company for all damages resulting to the Company.

                                   ARTICLE VI
                              POTENTIAL CONFLICTS

6.1 The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

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6.2   The Company will report any potential or existing material irreconcilable conflict of which it is actually aware to the Board. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company will, at the Trust's expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 The Company, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

                                  ARTICLE VII
                                INDEMNIFICATION

7.1   Indemnification by the Company

      A. The Company agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, managers, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

           1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

           2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this
Article VII)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

           3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material

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fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

           4. Arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

           5. Arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

      B. The Company shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.

      C. The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, the Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2   Indemnification by the Distributor

      A. The Distributor agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares and:

           1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall apply only to the extent such statement or omission or alleged statement or omission was made in reliance upon information furnished to the Trust by the Distributor, and provided further that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in

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reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

           2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

           3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by the Distributor; or

           4. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials as required of the Distributor under the terms of this Agreement; or

           5. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

      B. The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

      C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3   Indemnification by the Adviser

      A. The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

           1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

           2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

           3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Adviser or the Trust; or

           4. Arise out of or result from any failure by the Adviser to provide the services or furnish the materials as required of the Adviser under the terms of this Agreement; or

           5. Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

      B. The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

      C. The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.4   Indemnification by the Trust

      A. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares and:

           1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of the Company for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

           2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

           3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Trust; or

           4. Arise out of or result from any failure by the Trust to provide the services or furnish the materials as required of the Trust under the terms of this Agreement; or

           5. Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or

           6. Arise out of a material error in the calculation or reporting of net asset value per share, dividend or capital gain information whether or not reported to the Company.

      B. The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Account, whichever is applicable.

      C. The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with this Agreement, the issuance or sale of Series shares, the Contracts or the operation of a Separate Account.

7.5 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.6 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.7 If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) Business Days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.7 shall NOT apply.

7.8 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a DE NOVO proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                                  ARTICLE VIII
                                 APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of laws.

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                                   ARTICLE IX
                                  TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

      A. Termination by any party for any reason upon sixty (60) days' advance written notice delivered to the other parties; or

      B. Termination by the Company by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company; or

      C. Termination by the Company upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

      D. Termination by the Company upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

      E. Termination upon mutual written agreement of the parties to this Agreement.

9.2   Effect of Termination.

      A. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

      B. The Company agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

      C. In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

                                   ARTICLE X
                                    NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

      Forethought Variable Insurance Trust
      10 West Market Street, Suite 2300
      Indianapolis, IN 46204
      Attn: Chief Legal Officer

If to the Distributor:

      Northern Lights Distributors, LLC
      17605 Wright Street
      Omaha, NE 68130
      Attn.: Legal Counsel

If to the Adviser:

      Global Atlantic Investment Advisors, LLC
      10 West Market Street, Suite 2300
      Indianapolis, IN 46204
      Attn: President

If to the Company:

      Commonwealth Annuity and Life Insurance Company
      132 Turnpike Road, Suite 210
      Southborough, MA 01772
      Attn: President

      Commonwealth Annuity and Life Insurance Company
      20 Guest Street
      Brighton, MA 02135
      Effective: October 31, 2017

                                   ARTICLE XI
                                 MISCELLANEOUS

11.1 Each party will treat as confidential any and all "Nonpublic Personal Financial Information," Shareholder Information and all information reasonably expected to be treated as confidential (collectively, "Confidential Information") and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) "Nonpublic Personal Financial Information" shall refer to personally identifiable financial information about any prospective or then existing customer of the Company including customer lists, names, addresses, account numbers and any other data provided by customers to the Company in connection with the purchase or maintenance of a product or service that is not Publicly Available; and (ii) "Publicly Available" shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state, or local government records, widely distributed media, or disclosures made to the general public that are required by federal, state, or local law. The Trust and its affiliates agree that it and they shall not use the information received pursuant to this Agreement, including any Confidential Information, for marketing or solicitation purposes.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, FINRA and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.9 The Company shall be excused from performance under this Agreement and shall have no liability to any other party hereof or any third person for any period that it is prevented, hindered or unable to perform any of our obligations, in whole or in part, as a result of acts of God, strikes, terrorist activities, power outages (including so-called brown outs), material changes in circumstances or laws, regulations or interpretations of the same affecting any of our obligations hereunder, or other causes beyond its reasonable control; and such non-performance shall not be a default under this Agreement.

11.10 The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

11.11 The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Except as provided in Section 7.8, any unresolved controversy, claim or dispute shall be submitted to non-binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the 19th day of October, 2017.

COMMONWEALTH ANNUITY AND LIFE INSURANCE
COMPANY
On its behalf and on behalf of each Separate Account named in Schedule A


By:
    ---------------------------------
Name:
Title:


FORETHOUGHT VARIABLE INSURANCE TRUST
On its behalf and on behalf of each Series named in Schedule B


By:
    ---------------------------------
Robert Arena
President


GLOBAL ATLANTIC INVESTMENT ADVISORS, LLC


By:
    ---------------------------------
Eric D. Todd
President


NORTHERN LIGHTS DISTRIBUTORS, LLC


By:
    ---------------------------------
Brian Nielsen
Chief Executive Officer

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

NAME OF THE SEPARATE ACCOUNTS

Select Separate Account
Select Separate Account II
Select Separate Account III
Fulcrum Separate Account
Group VEL Separate Account
Inheritage Separate Account
FUVUL Separate Account
IMO Separate Account
KG Separate Account
KGC Separate Account
VA-K Separate Account
VA-P Separate Account
VEL Separate Account
VEL II Separate Account
VEL III Separate Account

NAME OF CONTRACT FUNDED BY THE SEPARATE ACCOUNTS

All Contracts Funded by the Separate Accounts

                                   SCHEDULE B

                                     SERIES

Global Atlantic BlackRock Allocation Portfolio
Global Atlantic BlackRock Disciplined Core Portfolio
Global Atlantic BlackRock Disciplined Growth Portfolio
Global Atlantic BlackRock High Yield Portfolio
Global Atlantic BlackRock Disciplined International Core Portfolio Global Atlantic BlackRock Disciplined Value Portfolio
Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio Global Atlantic BlackRock Disciplined Small Cap Portfolio
Global Atlantic BlackRock Disciplined U.S. Core Portfolio
Global Atlantic Goldman Sachs Core Fixed Income Portfolio
Global Atlantic Goldman Sachs Global Equity Insights Portfolio Global Atlantic Goldman Sachs Large Cap Growth Insights Portfolio Global Atlantic Goldman Sachs Mid Cap Value Insights Portfolio

                                   SCHEDULE C

                             ALLOCATION OF EXPENSES

ITEM                                       PAID BY THE COMPANY                                 PAID BY THE TRUST
--------------------------- -------------------------------------------------- --------------------------------------------------
Registration Statements     Preparing and filing the Separate Account's        Preparing and filing the Trust's registration
                            registration statement                             statement

Prospectuses, Supplements,  Text composition and alterations for Separate      Text composition and alterations for
and Statements of           Account prospectus, supplements and statements of  Series prospectuses, supplements and statements
Additional Information      additional information                             of additional information

                            Printing, processing, mailing and distributing or  Printing, processing, mailing and distributing
                            electronically delivering of Separate Account      and/or electronically delivering of
                            prospectuses, supplements and statements of        Series prospectuses, supplements and statements
                            additional information to new and existing         of additional information for use with Contract
                            Contract owners as required by applicable law      owners, including Contract owners making an
                                                                               initial investment in a Series, as required by
                            Printing, processing, mailing and distributing     applicable law (1)
                            Separate Account and Series prospectuses,
                            supplements and statements of additional
                            information for use with prospective Contract
                            owners

Documents and                                                                  Printing, processing, mailing and distributing or
Communications related                                                         electronically delivering Series and Separate
fund to changes                                                                Account supplements and other communications
                                                                               related to fund substitutions, fund closings,
                                                                               fund mergers and other similar fund
                                                                               transactions(1)

Annual and Semi-Annual      Text composition of annual and semi-annual         Text composition of annual and semi-annual
Reports                     reports of the Separate Account                    reports of the Series

                            Printing, processing, mailing, and distributing    Printing, processing, mailing, and distributing
                            or electronically delivering annual and            or electronically delivering annual and
                            semi-annual reports of the Separate Account to     semi-annual reports of the Series to Contract
                            Contract owners                                    owners(1)

Proxies                     Text composition, printing, processing, mailing,   Text composition, printing, processing, mailing,
                            distributing or electronically delivering and      distributing or electronically delivering and
                            tabulation of proxy statements and voting          tabulation of proxy statements and voting
                            instruction solicitation materials to Contract     instruction solicitation materials to Contract
                            owners with respect to proxies sponsored by the    owners with respect to proxies sponsored by a
                            Separate Accounts                                  Series or the Trust(1)

--------
(1) The Company may request that the Trust provide typeset electronic document files of such documents for use with Contract owners. The Company may choose to print the Series' prospectus(es), statement of additional information, and semi-annual and annual reports, or any of such documents, in combination with such documents of other fund companies; or may utilize electronic delivery for such fund documents. In this case, the Trust's share of the total expense for printing, processing, mailing, and distribution of the combined materials or of electronic delivery of such materials shall be allocated based upon the methodology deemed reasonable and appropriate by the Company.

                                   SCHEDULE D

                           PROCESSING SPECIFICATIONS

I.    FORMAT FOR NAV AND DIVIDEND INFORMATION

Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email. This information should be received nightly via Fax/Email even if it is also provided through NSCC.

Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Daily Accrual Dividend
Daily Accrual Dividend Change from Prior Day
Short Term Gain Distribution
Short Term Gain Distribution Change from Prior Day
Long Term Gain Distribution
Long Term Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number

II.   NSCC TRANSACTIONS

The following terms and conditions hereby amend Article I of the Agreement with respect to the receipt and transmission of orders routed through the National Securities Clearing Corporation ("NSCC") in accordance with the NSCC's Defined Contribution Clearance & Settlement ("DCC&S") platform cycle file:

A. The Trust will accept all orders to purchase shares of the Series available using the NSCC's DCC&S platform. The Trust will also provide the Company with account positions and activity data using the NSCC's Networking platform. The Company shall pay for Series shares by federal funds wire using the NSCC's Fund/SERV System in accordance with the rules and regulations of the NSCC, as the same may be amended from time to time.

B. The Company shall use best efforts to promptly notify the Trust or its designated transfer agent of its inability to use the NSCC's DCC&S platform by telephone and/or facsimile.

C. The Trust will provide the Company with account positions and activity data using the NSCC's Networking platform (i.e., the NSCC's product that allows Trusts, Distributors and Companies to exchange account level information electronically).

D. Payment for Series shares redeemed in accordance with this Schedule shall be effectuated using the NSCC's FundSERV System. Payment shall be in federal funds transmitted by wire to the Trust's designated Settling Bank. For the purposes of the foregoing, a "Settling Bank" shall mean the entity appointed by the Trust to perform such settlement services on behalf of the Series and which entity agrees to abide by the NSCC's Rules and Procedures insofar as they relate to the same day funds settlement.

E. The Trust shall furnish notice to the Company of any income, dividends or capital gain distributions payable on the Series' shares through the NSCC's FundSERV System.

                                   SCHEDULE E

              FORM OF Rule 22c-2 SHAREHOLDER INFORMATION AGREEMENT

                                       22